Exhibit 99.1

Contacts :	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Senior Vice President, CFO
	(713) 646-4222 — (800) 564-3036	(713) 646-4455 — (800) 564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Fourth-Quarter and Full-Year 2010 Results

(Houston — February 9, 2011) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $142 million, or $0.67 per diluted limited partner unit, for the fourth quarter 2010 and net income attributable to Plains of $505 million, or $2.40 per diluted limited partner unit, for the full year 2010.  Net income attributable to Plains for the fourth quarter 2009 was $110 million, or $0.52 per diluted limited partner unit, and net income attributable to Plains for the full year 2009 was $579 million, or $3.32 per diluted limited partner unit.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $277 million and $1.02 billion for the respective fourth-quarter and full-year 2010 periods, compared to reported EBITDA for the comparable 2009 periods of $236 million and $1.05 billion. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“We are very pleased with PAA’s fourth quarter performance as we delivered fourth quarter results well above the high end of our guidance range,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “These results were driven by solid performance in our fee-based transportation and facilities segments and over performance in our supply and logistics segment.”

“In addition to delivering solid financial results throughout 2010, we increased distributions paid by 3.7% while generating a healthy distribution coverage ratio of 111%, invested approximately $760 million in organic growth projects and acquisitions and completed the initial public offering of PAA Natural Gas Storage. Looking forward, our current 2011 organic capital program totals $550 million, a 55% increase over 2010. Additionally, we are well positioned to continue to pursue strategic and accretive acquisitions as we ended the year with a strong balance sheet and approximately $1.4 billion of pro forma committed liquidity.”

The Partnership’s reported results include the impact of items that affect comparability between reporting periods.  These items are excluded from adjusted results, and are described in the table below.  Accordingly, the Partnership’s fourth-quarter 2010 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $187 million, $0.99 and $322 million, respectively, as compared to fourth-quarter 2009 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA of $149 million, $0.80 and $275 million, respectively.

The Partnership’s adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year 2010 were $594 million, $3.03 and $1.11 billion, respectively, as compared to adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA of $555 million, $3.14 and $1.02 billion, respectively.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Selected Items Impacting Comparability - Income / (Loss):
Equity compensation expense (1)	$(33)	$(14)	$(67)	$(50)
Inventory valuation adjustments net of gains/(losses) from related derivative activities (2)	—	—	—	24
Gains/(losses) from other derivative activities (2) (3)	(12)	(20)	(14)	34
Net loss on early repayment of senior notes	—	(4)	(6)	(4)
PNGS contingent consideration fair value adjustment	—	(1)	(2)	(1)
Net gain on purchase of remaining 50% interest in PNGS	—	—	—	9
Net gain on foreign currency revaluation	—	—	—	12
Selected items impacting comparability	(45)	(39)	(89)	24
Less: GP 2% portion of selected items impacting comparability	1	1	2	—
LP 98% portion of selected items impacting comparability	$(44)	$(38)	$(87)	$24

Impact to basic net income per limited partner unit	$(0.31)	$(0.28)	$(0.64)	$0.18
Impact to diluted net income per limited partner unit	$(0.32)	$(0.28)	$(0.63)	$0.18

(1)                         The equity compensation expenses for the three and twelve months ended December 31, 2010 and 2009 exclude the portion of the equity compensation expense represented by grants under our Long-Term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIPs is approximately $15 million and $6 million for the three months ended December 31, 2010 and 2009, respectively, and approximately $31 million and $18 million for the twelve months ended December 31, 2010 and 2009, respectively.

(2)                         Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of gains/(losses) from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “Gains/(losses) from other derivative activities.”

(3)                         Gains and losses from other derivative activities for the three-month periods ended December 31, 2010 and 2009 include gains of less than $1 million and losses of approximately $2 million, respectively, and for the twelve-month periods ended December 31, 2010 and 2009 include gains of approximately $3 million and losses of approximately $4 million, respectively, related to interest rate derivatives, which are included in other income, net and interest expense, but do not impact segment profit.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the fourth-quarter and full-year 2010 reporting periods (amounts in millions):

	Three Months Ended			Three Months Ended
	December 31, 2010			December 31, 2009
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$271	$127	$6,997	$248	$103	$5,881
Purchases and related costs (1)	(21)	(6)	(6,823)	(16)	(4)	(5,752)
Field operating costs (excluding equity compensation expense) (1)	(87)	(34)	(52)	(84)	(35)	(43)
Equity compensation expense - operations	(6)	(1)	(1)	(3)	—	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(17)	(10)	(20)	(17)	(8)	(17)
Equity compensation expense - general and administrative	(18)	(8)	(14)	(7)	(3)	(6)
Equity earnings in unconsolidated entities	—	—	—	2	—	—
Reported segment profit	$122	$68	$87	$123	$53	$62

Selected items impacting comparability of segment profit:
Equity compensation expense (3)	16	7	10	7	3	4
(Gains)/losses from other derivative activities (4) (5)	—	—	12	—	—	18
Subtotal	16	7	22	7	3	22
Segment profit excluding selected items impacting comparability	$138	$75	$109	$130	$56	$84

Maintenance capital	$24	$4	$2	$17	$5	$3

	Twelve Months Ended			Twelve Months Ended
	December 31, 2010			December 31, 2009
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$1,045	$490	$24,990	$961	$362	$17,759
Purchases and related costs (1)	(73)	(23)	(24,448)	(63)	(5)	(17,141)
Field operating costs (excluding equity compensation expense) (1)	(346)	(140)	(195)	(333)	(120)	(183)
Equity compensation expense - operations	(12)	(2)	(3)	(9)	(1)	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(65)	(39)	(75)	(61)	(26)	(67)
Equity compensation expense - general and administrative	(36)	(16)	(29)	(25)	(10)	(22)
Equity earnings in unconsolidated entities	3	—	—	7	8	—
Reported segment profit	$516	$270	$240	$477	$208	$345

Selected items impacting comparability of segment profit:
Equity compensation expense (3)	33	14	20	25	9	16
Inventory valuation adjustments net of (gains)/losses from related derivative activities (4)	—	—	—	—	—	(24)
(Gains)/losses from other derivative activities (4) (5)	—	—	17	—	—	(38)
Net (gain)/loss on foreign currency revaluation	—	—	—	—	—	(12)
Subtotal	33	14	37	25	9	(58)
Segment profit excluding selected items impacting comparability	$549	$284	$277	$502	$217	$287

Maintenance capital	$67	$17	$9	$57	$16	$8

(1)                         Includes intersegment amounts.

(2)                         Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)                         The equity compensation expenses for the three and twelve months ended December 31, 2010 and 2009 exclude the portion of the equity compensation expense represented by grants under our Long-Term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.  The portion of the equity compensation expense attributable to the cash portion of the LTIPs is approximately $15 million and $6 million for the three months ended December 31, 2010 and 2009, respectively, and approximately $31 million and $18 million for the twelve months ended December 31, 2010 and 2009, respectively.

(4)                         Gains and losses from derivative activities related to revalued inventory are included in the line item “Inventory valuation adjustments net of (gains)/losses from related derivative activities;” gains and losses from derivative activities not related to revalued inventory are included in the line item “(Gains)/losses from other derivative activities.”

(5)                         Gains and losses from other derivative activities for the three-month periods ended December 31, 2010 and 2009 include gains of less than $1 million and losses of approximately $2 million, respectively, and for the twelve-month periods ended December 31, 2010 and 2009 include gains of approximately $3 million and losses of approximately $4 million, respectively, related to interest rate derivatives, which are included in other income, net and interest expense, but do not impact segment profit.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

Adjusted segment profit for the Transportation segment for the fourth quarter and full year of 2010 increased by approximately 6% and 9%, respectively, over comparable 2009 results.  The fourth-quarter increase was primarily driven by higher pipeline volumes, partially offset by higher operating expenses.  The full-year increase was driven primarily by higher tariffs and volumes, favorable foreign exchange rates and increased pipeline loss allowance revenue, partially offset by higher operating and general and administrative expenses.

Adjusted segment profit for the Facilities segment for the fourth quarter and full year of 2010 increased by approximately 34% and 31%, respectively, over comparable 2009 results primarily due to capacity additions related to acquisitions and organic capital projects.

Adjusted segment profit for the Supply and Logistics segment for the fourth quarter and full year of 2010 increased by approximately 30% and decreased by approximately 3%, respectively, as compared to prior year fourth-quarter and full-year 2009 results.  The fourth-quarter increase reflects the benefit of higher lease gathering volumes and margins, more favorable crude oil quality differentials, market structure and volatility, partially offset by lower LPG profitability and higher operating expenses.  The full-year decrease primarily reflects lower LPG profitability, less favorable crude oil quality differentials and higher operating and general and administrative expenses, partially offset by higher gathering margins and volumes.

The Partnership’s basic weighted average units outstanding for the fourth quarter of 2010 totaled 138 million (139 million diluted) as compared to 136 million (137 million diluted) in last year’s fourth quarter. On December 31, 2010, the Partnership had approximately 141.2 million units outstanding, long-term debt of approximately $4.6 billion ($466 million of which supports hedged inventory) and an adjusted long-term debt-to-total capitalization ratio of 48%.

The Partnership has declared a quarterly distribution of $0.9575 per unit ($3.83 per unit on an annualized basis) payable February 14, 2011 on its outstanding limited partner units. This distribution represents an increase of approximately 3.2% over the quarterly distribution paid in February 2010 and an increase of approximately 0.8% from the November 2010 distribution level.

The Partnership will hold a conference call at 10:00 AM (Central) on February 10, 2011.  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the first quarter and full year 2011.  A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of net income or cash flows from operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects.  Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

A reconciliation of net income to EBITDA and EBITDA to cash flows from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliations” link on the Investor Relations page.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of power supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service and fluctuations in tariffs or volumes on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

Conference Call

The Partnership will host a conference call at 10:00 AM (Central) on Thursday, February 10, 2011 to discuss the following items:

1.               The Partnership’s fourth-quarter and full-year 2010 performance;

2.               The status of major expansion projects;

3.               Capitalization and liquidity;

4.               Financial and operating guidance for the first quarter and full year 2011; and

5.               The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

If you are unable to participate in the webcast, you may access the live conference call by dialing toll free 800-230-1085. International callers should dial 612-234-9960. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 187543.  The replay will be available beginning Thursday, February 10, 2011, at approximately 12:00 PM (Central) and continue until 11:59 PM (Central) Thursday, March 10, 2011.

Plains All American Pipeline, L.P. is a publicly-traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE:PNG), PAA is also engaged in the development and operation of natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

REVENUES	$7,231	$6,078	$25,893	$18,520

COSTS AND EXPENSES
Purchases and related costs	6,688	5,620	23,921	16,656
Field operating costs	179	164	689	638
General and administrative expenses	87	58	260	211
Depreciation and amortization	64	63	256	236

Total costs and expenses	7,018	5,905	25,126	17,741

OPERATING INCOME	213	173	767	779

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	—	2	3	15
Interest expense	(64)	(58)	(248)	(224)
Other income/(expense), net	—	(2)	(9)	16

INCOME BEFORE TAX	149	115	513	586
Current income tax benefit/(expense)	1	(10)	1	(15)
Deferred income tax benefit/(expense)	(4)	5	—	9

NET INCOME	146	110	514	580
Less: Net income attributable to noncontrolling interests	(4)	—	(9)	(1)
NET INCOME ATTRIBUTABLE TO PLAINS	$142	$110	$505	$579

NET INCOME ATTRIBUTABLE TO PLAINS:

LIMITED PARTNERS	$98	$74	$338	$443

GENERAL PARTNER	$44	$36	$167	$136

BASIC NET INCOME PER LIMITED PARTNER UNIT	$0.68	$0.53	$2.41	$3.34

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.67	$0.52	$2.40	$3.32

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	138	136	137	130

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	139	137	138	131

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Transportation activities (Average Daily Volumes in thousands of barrels):
Tariff activities
All American	38	41	39	40
Basin	386	407	378	394
Capline	227	160	223	193
Line 63/Line 2000	104	117	109	131
Salt Lake City Area Systems (1)	132	129	135	131
Permian Basin Area Systems (1)	348	349	371	368
Manito	66	65	61	63
Rainbow	182	180	187	183
Rangeland	52	48	52	53
Refined products	115	110	116	100
Other	1,240	1,101	1,218	1,180
Tariff activities total	2,890	2,707	2,889	2,836
Trucking	105	87	97	85
Transportation activities total	2,995	2,794	2,986	2,921

Facilities activities (Average Monthly Volumes):
Crude oil, refined products and LPG storage (average monthly capacity in millions of barrels)	63	57	61	56
Natural gas storage (average monthly capacity in billions of cubic feet)	50	40	47	26
LPG processing (average throughput in thousands of barrels per day)	12	14	14	15
Facilities activities total (average monthly capacity in millions of barrels) (2)	72	64	70	61

Supply & Logistics activities (Average Daily Volumes in thousands of barrels):
Crude oil lease gathering purchases	636	594	620	612
LPG sales	123	154	96	105
Waterborne foreign crude oil imported	37	59	68	55
Supply & Logistics activities total	796	807	784	772

(1)         The aggregate of multiple systems in the respective areas.

(2)         Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas storage capacity divided by 6 to account for the 6:1 mcf of gas to crude oil barrel ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In millions)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets	$4,681	$3,658
Property and equipment, net	6,691	6,340
Linefill and base gas	519	501
Long-term inventory	154	121
Investments in unconsolidated entities	200	82
Goodwill	1,376	1,287
Other long-term assets, net	382	369
Total assets	$14,003	$12,358

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,515	$3,782
Long-term debt under credit facilities and other	268	6
Senior notes, net of unamortized discount	4,363	4,136
Other long-term liabilities and deferred credits	284	275
Total liabilities	9,430	8,199

Partners’ capital excluding noncontrolling interests	4,342	4,096
Noncontrolling interests	231	63
Total partners’ capital	4,573	4,159
Total liabilities and partners’ capital	$14,003	$12,358

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(In millions)

			December 31,
	December 31,		2010
	2010	Adjustment (1)	Adjusted
Short-term debt	$1,326	$466	$1,792
Long-term debt	4,631	(466)	4,165
Total debt	$5,957	$—	$5,957

Long-term debt	4,631	(466)	4,165
Partners’ capital	4,573	—	4,573
Total book capitalization	$9,204	$(466)	$8,738
Total book capitalization, including short-term debt	$10,530	$—	$10,530

Long-term debt to total book capitalization	50%		48%
Total debt to total book capitalization, including short-term debt	57%		57%

			December 31,
	December 31,		2009
	2009	Adjustment (1)	Adjusted
Short-term debt	$1,074	$222	$1,296
Long-term debt	4,142	(222)	3,920
Total debt	$5,216	$—	$5,216

Long-term debt	4,142	(222)	3,920
Partners’ capital	4,159	—	4,159
Total book capitalization	$8,301	$(222)	$8,079
Total book capitalization, including short-term debt	$9,375	$—	$9,375

Long-term debt to total book capitalization	50%		49%
Total debt to total book capitalization, including short-term debt	56%		56%

(1)                         The adjustment represents the portion of the $500 million, 4.25% senior notes due September 2012 that has been used to fund hedged inventory and would be classified as short-term debt if funded on our credit facilities.  These notes were issued in July 2009 and the proceeds are being used to supplement capital available from our hedged inventory facility.

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(In millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Numerator for basic and diluted earnings per limited partner unit:
Net Income Attributable to Plains	$142	$110	$505	$579
Less: General partner’s incentive distribution paid (1)	(42)	(35)	(160)	(127)
Subtotal	100	75	345	452
Less: General partner 2% ownership (1)	(2)	(1)	(7)	(9)
Net income available to limited partners	98	74	338	443
Adjustment in accordance with application of the two-class method for MLPs (1)	(4)	(2)	(8)	(9)
Net income available to limited partners in accordance with application of the two-class method for MLPs (1)	$94	$72	$330	$434

Denominator:
Basic weighted average number of limited partner units outstanding	138	136	137	130
Effect of dilutive securities:
Weighted average LTIP units	1	1	1	1
Diluted weighted average number of limited partner units outstanding	139	137	138	131

Basic net income per limited partner unit	$0.68	$0.53	$2.41	$3.34

Diluted net income per limited partner unit	$0.67	$0.52	$2.40	$3.32

(1)                         We calculate net income available to limited partners based on the distribution paid during the current quarter (including the incentive distribution interest in excess of the 2% general partner interest).  However, FASB guidance requires that the distribution pertaining to the current period’s net income, which is to be paid in the subsequent quarter, be utilized in the earnings per unit calculation.  After adjusting for this distribution, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement for earnings per unit calculation purposes.  We reflect the impact of the difference in (i) the distribution utilized and (ii) the calculation of the excess 2% general partner interest as the “Adjustment in accordance with application of the two-class method for MLPs.”

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333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$146	$110	$514	$580
Add: Interest expense	64	58	248	224
Add: Income tax expense/(benefit)	3	5	(1)	6
Add: Depreciation and amortization	64	63	256	236
EBITDA	277	236	1,017	1,046
Selected items impacting comparability	45	39	89	(24)
Adjusted EBITDA	$322	$275	$1,106	$1,022

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Adjusted EBITDA to Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$322	$275	$1,106	$1,022
Interest expense	(64)	(58)	(248)	(224)
Maintenance capital	(30)	(25)	(93)	(81)
Current income tax (expense)/benefit	1	(10)	1	(15)
Equity earnings in unconsolidated entities, net of distributions	5	(2)	6	(8)
Distributions to noncontrolling interests (1)	(5)	(2)	(15)	(2)
DCF	$229	$178	$757	$692

(1)        Includes distributions that pertain to the current quarter’s net income and are to be paid in the subsequent quarter.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Cash flow from operating activities reconciliation
EBITDA	$277	$236	$1,017	$1,046
Current income tax (expense)/benefit	1	(10)	1	(15)
Interest expense	(64)	(58)	(248)	(224)
Net change in assets and liabilities, net of acquisitions	(467)	(170)	(609)	(510)
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	48	20	98	68

Net cash provided by/(used in) operating activities	$(205)	$18	$259	$365

-MORE-

333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(In millions, except per unit data) (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net Income Attributable to Plains	$142	$110	$505	$579
Selected items impacting comparability	45	39	89	(24)
Adjusted Net Income Attributable to Plains	$187	$149	$594	$555

Net income available to limited partners in accordance with application of the two-class method for MLPs	$94	$72	$330	$434
Limited partners’ 98% of selected items impacting comparability	44	38	87	(24)
Adjusted limited partners’ net income	$138	$110	$417	$410

Adjusted basic net income per limited partner unit	$0.99	$0.81	$3.05	$3.16

Adjusted diluted net income per limited partner unit	$0.99	$0.80	$3.03	$3.14

Basic weighted average units outstanding	138	136	137	130

Diluted weighted average units outstanding	139	137	138	131

###

333 Clay Street, Suite 1500          Houston, Texas 77002          713-646-4100 / 800-564-3036